  [LOGO OF JOHN HANCOCK]  Life Insurance Company     197 Clarendon
                                                     John Hancock Place
                                                     Boston, Massachusetts 02117


  CONTRACTHOLDER        Declaration Insurance and Investors Trust

  CONTRACT NUMBER       12345

                               VARIABLE ANNUITY

The John Hancock Life Insurance Company ("the Company", "we", "our") agrees, subject to the conditions and provisions of the certificate, to provide the benefits, rights and privileges as stated in the certificate. A certificate evidencing participation under this contract will be issued to each member of the eligible group from which we received the required premium contribution.

This contract is issued in consideration of the master application for this contract.


Signed for the Company at Boston, Massachusetts:

  President                                                            Secretary

Variable Annuity
Nonparticipating - Not eligible for dividends

                              Contract Provisions

Section

  1.  Eligibility/Cessation of Participation

  2.  Certificates

  3.  Incorporation

  4.  Specifications

  5.  Termination

1. ELIGIBILITY/CESSATION OF PARTICIPATION
-----------------------------------------

A person who meets the eligibility requirements specified in the trust agreement may become a Participant upon Our approval and receipt of the required premium contribution.

2. CERTIFICATES
---------------

We will issue an individual certificate to each Participant. The certificate will state the terms, conditions, and benefits of this contract.

3. INCORPORATION
----------------

A sample certificate attached hereto is made a part of this contract. Any provisions of this contract which are inconsistent with provisions of the certificate are waived and superseded by the certificate provisions.

4. SPECIFICATIONS
-----------------

The Specifications of the certificate will be completed based upon the information provided by the Participant and the terms of this contract.

5. TERMINATION
--------------

This contract will terminate when the contractholder requests termination in writing to us or when no Participants are insured under any certificate issued under this contract.

                                                      John Hancock Place
                                                            P.O. Box 111
                                             Boston, Massachusetts 02117
                                                        [1-800-824-0335]

John Hancock(R)      Life Insurance Company

PARTICIPANT       [JOHN DOE]                 CERTIFICATE NUMBER       [12345]

ANNUITANT         [JOHN DOE]

John Hancock Life Insurance Company ("the Company") will agree to provide the benefits, rights and privileges as stated in this certificate. We are issuing this certificate in consideration of payment of the premium. When this certificate annuitizes, we will pay an annuity to the Annuitant unless otherwise directed by the Participant. Each annuity payment will be determined in accordance with the provisions of Section 13. Unless another option offered in
Section 14 is elected, annuity payments will be payable for a guaranteed period of 10 years and as long thereafter as the Annuitant lives.

A Death Benefit, as stated in Section 12, will be payable if the Annuitant's death occurs before the Date of Maturity and before the Surrender Date.

By written notice, the Participant may change the Date of Maturity at any time, provided the date elected is: (i) not later than the Annuitant's 95th birthday without our prior approval; (ii) at least 31 days after the written notice; and
(iii) at least six months after the date the first premium is applied to this certificate. If no other election is made, the Date of Maturity will be as shown on Page 3 or in the application, whichever the case may be.

Right to Cancel - The Participant may surrender this certificate by delivering or mailing it to the Company's Servicing Office (or to the agent or agency office through which it was delivered) within 10 days after receipt by the Participant of this certificate. Immediately on such delivery or mailing, this certificate shall be deemed void and a refund will be made within 10 days. The amount refunded will be the sum of (i) the Certificate Value, including any Market Value Adjustment, on the date we receive this certificate and (ii) the sum of all charges made with respect to the certificate.

Signed for the Company at Boston, Massachusetts.

GROUP ANNUITY CERTIFICATE

Single Premium Modified Guarantee Annuity

Nonparticipating - not eligible for dividends

THIS CERTIFICATE IS A LEGAL CONTRACT BETWEEN THE PARTICIPANT AND THE COMPANY. READ THIS CERTIFICATE CAREFULLY.

Amounts payable under this certificate may be subject to a Market Value Adjustment.

Amounts withdrawn under this certificate may be subject to an Early Withdrawal Charge.


                         John Hancock Servicing Office
                         -----------------------------
                           [Annuity Servicing Center
                                  P.O. Box 772
                          Boston, Massachusetts 02117
                           Telephone 1-800-824-0335]

       Certificate Provisions
       ----------------------

Section

 1.  Definitions
 2.  Participant, Beneficiary
 3.  The Certificate
 4.  Premium
 5.  Premium Taxes
 6.  Option to Change Guarantee Period
 7.  Continuation of Certificate
 8.  Withdrawals
 9.  Early Withdrawal Charge
10.  Market Value Adjustment
11.  Request and Payment of Surrender Value
12.  Death Benefit
13.  Converting the Certificate Value to Annuity Payments
14.  Annuity Payments
15.  Proof of Age
16.  Misstatements
17.  Minimum Monthly Annuity Payment Rates
18.  Claims of Creditors
19.  Assignment
20.  Miscellaneous
21.  Right to Make Changes

--------------------------------------------------------------------------------
CERTIFICATE SPECIFICATIONS
--------------------------------------------------------------------------------

PARTICIPANT(S)                            [John Doe]

ANNUITANT(S)                              [John Doe]

ANNUITY CERTIFICATE NUMBER                [0000000]

AGE OF PARTICIPANT(S) AT ISSUE            [35]

AGE OF ANNUITANT(S) AT ISSUE              [35]

EFFECTIVE DATE                            [January 1, 2000]

INITIAL PREMIUM PAYMENT                   [$100,000.00]

     ------------------------------------------------------------------------------------------------------
               Initial Guarantee Periods            Interest Rate*            Premium Amount
     ------------------------------------------------------------------------------------------------------
                      1 Year                            3.95%
     ------------------------------------------------------------------------------------------------------
                      2 Years                           4.05%
     ------------------------------------------------------------------------------------------------------
                      3 Years                           4.25%
     ------------------------------------------------------------------------------------------------------
                      4 Years                           4.30%
     ------------------------------------------------------------------------------------------------------
                      5 Years                           4.35%
     ------------------------------------------------------------------------------------------------------
                      6 Years                           4.40%
     ------------------------------------------------------------------------------------------------------
                      7 Years                           4.45%
     ------------------------------------------------------------------------------------------------------
                      8 Years                           4.50%
     ------------------------------------------------------------------------------------------------------
                      9 Years                           4.55%
     ------------------------------------------------------------------------------------------------------
                     10 Years                           4.65%
     ------------------------------------------------------------------------------------------------------

DATE OF MATURITY                          [January 1, 2060]

BENEFICIARY                               [Jane Doe]

CERTIFICATE ANNIVERSARY                   [January 1]

RIDERS ELECTED                            ANNUAL RIDER CHARGE
--------------                            -------------------

Waiver of Withdrawal Charge Rider         [.10%]  x  Certificate Value

Base Certificate Value Enhancement Rider  See Rider Form
* This interest rate is guaranteed on the premium for the duration of the Initial Guarantee Period.

                      THIS PAGE INTENTIONALLY LEFT BLANK

--------------------------------------------------------------------------------
1.  DEFINITIONS
--------------------------------------------------------------------------------

The following terms are commonly used throughout this annuity certificate:

The term "Certificate Value" during the Initial Guarantee Period means any premiums plus earned interest, less any withdrawals and applicable deduction for premium taxes or similar taxes. The term "Certificate Value" during any Subsequent Guarantee Period is equal to the Certificate Value as of the end of the preceding Guarantee Period, including any Market Value Adjustments made, in accordance with Section 10, plus earned interest, less any withdrawals and any applicable deduction for premium or similar taxes during such Subsequent Guarantee Period.

The term "Annuitant" means the person(or persons) whose life(or lives) this certificate is issued and defined in Section 2. The individual(s) will be designated as such on Page 3 of this certificate or in the application, whichever the case may be.

The term "Beneficiary" is defined in Section 2.

The term "Certificate Year" means the 12 month period following the Effective Date and each 12 month period thereafter.

The term "Effective Date" means, the date shown in the "Certificate Specifications" section or the application, whichever the case may be. If different dates are shown in the "Certificate Specifications" section will be the Effective Date. This certificate will not be effective until the Premum is paid.

The term "Date of Maturity" is the date annuity payments under this certificate begin, in accordance with Section 13.

The term "Free Withdrawal Value" means, on any date during a given Certificate Year, an amount totaling 10% of the Certificate Value calculated as of the first day of the Certificate Year, less the sum of all prior withdrawals made during the Certificate Year.

The term "In force" means that the Annuitant is living and the Surrender Value of this certificate has not become payable.

The term "Initial Guarantee Period" means the period of time beginning on the Effective Date. It continues for the period as elected on the Effective Date, unless a new Guarantee Period has been elected in accordance with Section 6.

The term "Guarantee Period" refers to either the Initial Guarantee Period or any Subsequent Guarantee Period.

The term "Last Valuation Date" means the earliest of the Date of Maturity, the Surrender Date, and the date of the Annuitant's death.

The term "Market Value Adjustment" is defined in Section 10.

The term "Market Value Adjustment Factor" is defined in Section 10.

The term "Measuring Person" means the person on whose life annuity payments will be based.

The term "Participant" is defined in Section 2.

The term "Subsequent Guarantee Period" shall mean the period of time beginning on the first day following the expiry of the immediately preceding Guarantee Period. A Subsequent Guarantee Period shall continue for the same duration as the prior Guarantee Period, unless you otherwise notify us in accordance with Sections 6 and 7.

The term "Surrender Date" means the date we receive your written notice requesting payment of the Surrender Value.

The term "Surrender Value" means the Certificate Value of this certificate, adjusted by any Market Value Adjustment, less, if applicable, any income taxes withheld, any rider charges, any deduction for premium taxes or similar taxes, and any early withdrawal charge.

The term "we", "us", and "our" refer to the Company.

The term "withdrawal" means, unless otherwise specified, an amount withdrawn prior to any deductions or adjustments.

The term "written notice" means, unless otherwise stated, a notice in writing satisfactory to us, which is received at our Servicing Office.

The terms "you" and "your" refer to the Participant of this certificate or the joint Participants of this certificate if joint Participants are named on page 3 of this certificate or in the application, whichever the case may be. If there are joint Participants, all rights and privileges under this certificate must be exercised by all Participants jointly.

--------------------------------------------------------------------------------
2.  PARTICIPANT, BENEFICIARY
--------------------------------------------------------------------------------

The Participant(s) and the Beneficiary will be as shown on page 3 or in the application, whichever the case may be, unless you change them or they are changed by this provision.

If there is no surviving Beneficiary when the Annuitant dies, you will be the Beneficiary, but if you were the Annuitant, your estate will be the Beneficiary.

You have the sole and absolute power to exercise all rights and privileges without the consent of any other person except as provided by this certificate or unless you provide otherwise by written notice.

While the Annuitant is alive, you may change the Participant by written notice. You may change the Beneficiary by written notice no later than our receipt of the required proof of the Annuitant's death. A change will take effect when the notice is received at our Servicing Office and whether or not an Participant or the Annuitant is then alive.

    JOINT PARTICIPANTS: If joint Participants are named, each joint Participant will be considered the primary Beneficiary of each of the other joint Participants. Should another person or entity be designated as Beneficiary, such person or entity will be deemed a contingent Beneficiary of each of the joint Participants with rights subordinate to the rights of the joint Participants. Signatures of all joint Participants are required for any exercise of Participant rights requiring written notification or to authorize a joint Participant to exercise rights and privileges under this certificate on behalf of the other joint Participants.

--------------------------------------------------------------------------------
3.  THE CERTIFICATE
--------------------------------------------------------------------------------

This certificate is an agreement between the Participant and the Company. This certificate is a summary of the Group Annuity Contract The entire certificate consists of this certificate, any riders and any attachments.

Certificate years, certificate months, and certificate anniversaries are measured from the Effective Date of this certificate.

Only the President, a Vice President, the Secretary, or an Assistant Secretary of the Company has authority to waive or modify any of the provisions of this certificate.

--------------------------------------------------------------------------------
4.  PREMIUM
--------------------------------------------------------------------------------

PAYMENT OF PREMIUM

Premium payment shall be made to us at our Servicing Office. This certificate will not be effective until the Premium is paid.

Premium payment is subject to the following conditions:

(a) The sum of premium that may be deposited to this certificate can not exceed $1,000,000.
(c) Premium payment may not be made on or past the Annuitant's 90/th/ birthday. Upon request we will consider waiving any of the above conditions.

INTEREST ON PREMIUM

Premium earns interest for as long as it remains in this certificate beginning on the date it is credited. Interest will be credited daily and will then earn interest from such date. During the Initial Guarantee Period, the interest rate credited will be based upon our declared initial interest rate then in effect and will apply throughout the Initial Guarantee Period. During any Subsequent Guarantee Period, the interest rate credited on any given day will be at least equal to our declared interest rate then in effect for new policies with Guarantee Periods of the same duration commencing at the expiry of the immediately preceding Guarantee Period. All such declared interest rates will be expressed on an annual effective. The interest credited on any given day will be at a rate which, if compounded daily for one year, would equal the applicable declared interest rate.

--------------------------------------------------------------------------------
5.  PREMIUM TAXES
--------------------------------------------------------------------------------

A deduction for a premium tax, if any, or a similar tax, if any, will be made from the Certificate Value at the time of annuitization. If we pay premium taxes or similar taxes on the premium at the time such premium is paid, then we will deduct a charge for these taxes from the Certificate Value as follows: (i) a portion of such charge will be deducted upon each withdrawal based on the amount withdrawn; and (ii) the remainder of such charge will be deducted at the time of annuitization, death, or surrender.

--------------------------------------------------------------------------------
6.  OPTION TO CHANGE GUARANTEE PERIOD
--------------------------------------------------------------------------------

Once each Certificate Year, you may elect, by written notice, to transfer Certificate Value among those Guarantee Periods currently offered, a new Guarantee Period of a different duration, provided that: (i) the Certificate Value after such election is at least $5,000; and (ii) the new Guarantee Period elected is greater than the current Guarantee Period. The Certificate Value at the beginning of the new Guarantee Period will be equal to (a) multiplied by
(b), where:

    (a) is equal to the Certificate Value at the time of transfer; and

    (b) is equal to the Market Value Adjustment Factor applicable at the time of transfer. Such Factor will be determined as provided in Section 10, substituting "effective date of transfer" for "date of withdrawal" in the calculation of the variable "n".

We reserve the right to increase the frequency in which you may elect to change Guarantee periods during each Certificate Year. Any change requested will be subject to our administrative rules in effect at the time of the election.

Early withdrawal charges, if any, (as determined in accordance with Section 9) under the new Guarantee Period, will continue to be measured from the Effective Date of this certificate.

--------------------------------------------------------------------------------
7.  CONTINUATION OF CERTIFICATE
--------------------------------------------------------------------------------

Within 30 days prior to the end of any Guarantee Period, we will provide you with written notice of the expiry of such Guarantee Period. During this time, you may elect, by written notice, a Subsequent Guarantee Period of a different duration from among those that are then available. Unless we consent otherwise, a Guarantee Period is not available if it extends beyond the Annuitant's 95th birthday. If no such election is made within 30 days prior to the end of the Guarantee Period, a Subsequent Guarantee Period of the same duration as the immediately preceding Guarantee Period, if available, will commence. The effective date of the Subsequent Guarantee Period will be the first day following the expiry of the immediately preceding Guarantee Period. If the duration of the immediately preceding Guarantee Period is no longer available, then the next closest Guarantee Period of greater duration will become effective. Also, except as otherwise provided, if a new Guarantee Period becomes effective that causes this certificate to continue the Date of Maturity, then the Date of Maturity will become the Annuitant's 95th birthday.

Early withdrawal charges, if any, (as determined in accordance with Section 9) under any Subsequent Guarantee Period, will continue to be measured from the Effective Date of this certificate.

--------------------------------------------------------------------------------
8.  WITHDRAWALS
--------------------------------------------------------------------------------

Subject to the limits described in this Section, you may request a withdrawal of less than the Surrender Value. Upon written request, at any time during each Certificate Year, you may make a withdrawal of all or a portion of the Free Withdrawal Value. The Free Withdrawal amount is an amount totaling 10% of the Certificate Value calculated as of the first day of the Certificate Year, less the sum of all prior withdrawals made during the Certificate Year. If the Free Withdrawal Value is less than $500, then any written request for the Free Withdrawal Value must be for the entire Free Withdrawal Value. Without our prior approval, we will not permit a withdrawal of less than $500 nor will we permit a withdrawal if the Certificate Value after such requested withdrawal would be less than $5,000.

Prior to payment, the amount of any withdrawal will first be adjusted by any applicable Market Value Adjustment (in accordance with Section 10), less, if applicable, income taxes withheld, any deduction for premium taxes and similar taxes and any Withdrawal Charge. Unless specified in writing otherwise, withdrawals will be removed proportionately from the values in all Guarantee Periods. The Free Withdrawal Value will not be subject to an early withdrawal charge or a Market Value Adjustment.

Any written request(s) for withdrawals received within 30 days from the period ending on the last day of a Guarantee Period will be processed on the last day of such Guarantee Period. Withdrawal requests received on a date not within this 30 day period will be subject to a Market Value Adjustment and will be processed on the date the written request for withdrawal is received at our Servicing Office. The amount of any withdrawal will be deducted from the Certificate Value. Amounts withdrawn from any Guarantee Period ending within 30 days and requested within 30 days of the end of such Guarantee period will not be subject to an Early Withdrawal Charge described in Section 9 nor a Market Value Adjustment. We may defer payment of a withdrawal in the same manner as we may defer payment of the Surrender Value.

--------------------------------------------------------------------------------
9.  EARLY WITHDRAWAL CHARGE
--------------------------------------------------------------------------------

During each Certificate Year you may make withdrawals in an amount not to exceed the Free Withdrawal Value without incurring an early withdrawal charge. Prior to the last day of any Guarantee Period, withdrawals in excess of the Free Withdrawal Value will be subject to an early withdrawal charge in accordance with the table shown below. Withdrawals that occur on the last day of any Guarantee Period will not be subject to an early withdrawal charge.

The charge (expressed as a percentage of the amount subject to the charge) is shown below.

           ----------------------------------------------------------
              Years From Effective Date       Early Withdrawal Charge
           ----------------------------------------------------------
                      6 or more                       No Charge
           ----------------------------------------------------------
                 5, but less than 6                       2%
           ----------------------------------------------------------
                 4, but less than 5                       3%
           ----------------------------------------------------------
                 3, but less than 4                       4%
           ----------------------------------------------------------
                 2, but less than 3                       5%
           ----------------------------------------------------------
                 1, but less than 2                       6%
           ----------------------------------------------------------
                 Less than 1 Year                         7%
           ----------------------------------------------------------

A withdrawal, other than withdrawals scheduled to be made on the last day of any Guarantee Period, will be deemed to have been "made" on the date we receive written notice. For purposes of such determination, payment of the Surrender Value will be deemed a withdrawal.

--------------------------------------------------------------------------------
10.  MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The following certificate values will first be adjusted upward or downward by the application of a Market Value Adjustment:

 . Withdrawals in excess of the Free Withdrawal Value, which will then be reduced by any charge for taxes and any applicable early withdrawal charge (as provided in Section 8)

 .  Amounts transferred into new Guarantee Period(s) as described in Section 6.

The Market Value Adjustment is equal to A multiplied by (B - 1) where:

A is (i) any withdrawal in excess of the Free Withdrawal Value, less (ii) any early withdrawal charge, if applicable, and

B is the Market Value Adjustment Factor below:

     [     1 + g    ]/n/
      --------------  -
                     /12/

     [ 1 + c + .0025]

Where:

g = The guaranteed rate in effect for the current guarantee period (expressed as a decimal).

c = The current rate (expressed as a decimal) in effect for durations equal to the time remaining in the current Guarantee Period. If the time remaining in the Guarantee Period is not a whole number of years, then the rate will be interpolated between the current rates offered from the closest durations. If not available, the Company will declare a rate solely for this purpose that is consistent with rates for durations that are currently available.

n = The number of complete months from the date of withdrawal to the end of the current Guarantee Period. (Where less than one complete month remains, n will equal one unless a withdrawal is made on the last day of the Guarantee Period at which time no adjustment will apply.)

The Market Value Adjustment may be positive or negative. Withdrawals that occur on the last day of any Guarantee Period will not be subject to a Market Value Adjustment. In addition, the Market Value Adjustment will not exceed, in a positive or negative direction, the amount of any excess interest earned on the amount withdrawn or transferred during a Guarantee Period up to the point of withdrawal or surrender. Excess interest is defined as the dollar amount of interest earned since the beginning of the Guarantee Period in excess of the amount of interest that would have been earned had the effective annual interest rate been 3% and the Accumulated Value determined in accordance with Section 7, Accumulations.

--------------------------------------------------------------------------------
11.  REQUEST AND PAYMENT OF SURRENDER VALUE
--------------------------------------------------------------------------------

Upon receipt of written notice from you before the Annuitant's death and the Date of Maturity, we will pay the Surrender Value.

The Surrender Value will be determined by us as of the date of receipt of written notice. We may defer payment of a Surrender Value for the period provided by law. We will not defer payment more than six months beyond the date we receive written notice. If we defer payment for more than 30 days, we will pay interest on the Surrender Value at a rate equal to the greater of (i) the rate required by law; and (ii) the rate declared by us. Any Surrender Value available under this certificate will not be less than the minimum value required by statute of the state in which this certificate is delivered.

--------------------------------------------------------------------------------
12.  DEATH BENEFIT
--------------------------------------------------------------------------------

We will pay the Death Benefit to the Beneficiary if and when the Annuitant dies before the Date of Maturity and before the Surrender Date, and we receive at our Servicing Office proof satisfactory to us that such death has occurred. The Death Benefit is the Certificate Value as of the date of the Annuitant's death.

We will pay interest on proceeds in one sum in the event of the Annuitant's death from the date of death to the date of payment. We will pay interest on the proceeds at a rate equal to the greater of: (i) the rate required by law; and (ii) the rate declared by us.

The Death Benefit available under this certificate will never be less than the minimum benefit required by statute of the state in which this certificate is delivered.

As an alternative to a single payment of the Death Benefit, a Certificate Value of $5,000 or more may be converted to annuity payments subject to Sections 13 and 14. If you have not elected an annuity payment option before the Annuitant's death, the Beneficiary may elect an option before the Death Benefit is paid.

Notwithstanding any of the above, the following will apply upon the death of the Participant or of any joint Participant, if this certificate has not already been converted into an annuity in accordance with Section 14:

(i) If the Beneficiary is the spouse of the Participant, the Beneficiary may continue this certificate in force as Participant.

(ii) If the Beneficiary is not the spouse of the Participant, or if the Beneficiary is the spouse of the Participant but does not choose to continue this certificate, we will pay the Death Benefit (or the Certificate Value if the Participant is not the Annuitant) in full to the Beneficiary within 5 years of the Participant's death or apply the Certificate Value in full towards the purchase of a life annuity on the Beneficiary with payments beginning within 1 year of the Participant's death.

--------------------------------------------------------------------------------
13.  CONVERTING THE CERTIFICATE VALUE TO ANNUITY PAYMENTS
--------------------------------------------------------------------------------

By written notice, the Participant may change the Date of Maturity at any time, provided the Date elected is (i) not later than the Annuitant's 95th birthday, without our prior approval; (ii) at least 31 days after our receipt of the written notice; and (iii) at least six months after the date the premium was applied to this certificate. If no other election is made, the Date of Maturity will be shown in the "Certificate Specifications" section or in the application, whichever the case may be.

On the Date of Maturity or other date elected to begin annuity payments, we will convert the Certificate Value of this certificate adjusted by any Market Value Adjustment, into annuity payments.

We will determine the annuity payments by: (i) dividing the adjusted Certificate Value by $1,000; and (ii) multiplying the result by the annuity payment rate then in effect for the option elected in Section 14.

The annuity payment will never be less than that available by applying the adjusted Certificate Value to buy a single premium immediate annuity then offered by us. If the annuity payments are made monthly, the annuity payment rate is guaranteed to be at least that provided in the Monthly Annuity Payment Rate Table in Section 17.

--------------------------------------------------------------------------------
14.  ANNUITY PAYMENTS
--------------------------------------------------------------------------------

The following annuity payment options are available under this certificate:

a. Life Annuity with a guaranteed period of 5, 10, or 20 years. Under this option we will make payments for the guaranteed period elected, and as long thereafter as the Measuring Person lives.

b. Life Annuity. Under this option, we will make payments throughout the lifetime of the Measuring Person. No further payments will be made after the death of the Measuring Person.

c. Any other options which may be made available by us.

You may choose an option by written notice before the Last Valuation Date.

The "Life Annuity" and the "Life Annuity with a guaranteed period of 5 Years" payment options are not available without our prior approval for a Measuring Person older than age 85.


If the amount of the first annuity payment would be less than $50, we may make a single payment on the date the first payment would have been payable in place of all other benefits provided by this certificate. The single payment will be equal to the Surrender Value, or in the case of the Participant's or Annuitant's death, the Death Benefit.

While the Annuitant is living: (i) the Measuring Person will be the Annuitant; and (ii) the payee will be the Annuitant unless otherwise directed by you.

If the Annuitant dies and the Death Benefit is used to provide annuity payments, then: (i) the Measuring Person will be the Beneficiary; and (ii) the Payee will be the Beneficiary unless we are otherwise instructed by the Beneficiary after the Annuitant's death.

If the Participant of this certificate dies on or after annuity payments have begun, any remaining benefit under such annuity on the date of the Participant's death must be paid out at least as rapidly as under the method of making annuity payments then in effect.

When annuity payments begin, we will issue a supplementary agreement for the annuity option elected.

--------------------------------------------------------------------------------
15.  PROOF OF AGE
--------------------------------------------------------------------------------

Before making the first annuity payment, we may require proof of the correct age of the Measuring Person. We also have the right to require proof that the Measuring Person is living on the date each annuity payment is made.

--------------------------------------------------------------------------------
16.  MISSTATEMENTS
--------------------------------------------------------------------------------

If the age or sex of the Measuring Person has been misstated, we will adjust the amount of each annuity payment to reflect the correct age and sex. Any overpayment will be repaid to us. If it is not repaid, we will deduct the overpayment from future payments we make under this certificate. Any underpayment will be added to future payments we make under this certificate. Interest on any overpayment or underpayment will be paid at a rate equal to the greater of: (i) the rate required by law; and (ii) the rate declared by us.

--------------------------------------------------------------------------------
17.  MINIMUM MONTHLY ANNUITY PAYMENT RATES
--------------------------------------------------------------------------------

The rates shown below are guaranteed minimum rates. The actual rates that we will apply will be the greater of these guaranteed minimum rates and the current rates in effect at the time annuity payments begin. Information regarding our current rates will be available to any Participant upon request.

                      MONTHLY ANNUITY PAYMENT RATE TABLE
   --------------------------------------------------------------------------

      Age of Measuring                  Life Annuity with Guaranteed
     Person on Birthday                            Period
        Nearest Date
      of First Payment    5 Years    10 Years       20 Years     Life Annuity
     ------------------   -------    --------       --------     ------------
            55              3.65       3.63           3.56           3.65
            56              3.72       3.70           3.62           3.72
            57              3.79       3.77           3.68           3.80
            58              3.88       3.85           3.75           3.88
            59              3.96       3.93           3.82           3.97
            60              4.05       4.02           3.89           4.06
            61              4.15       4.11           3.96           4.16
            62              4.25       4.21           4.03           4.27
            63              4.36       4.32           4.11           4.38
            64              4.48       4.43           4.19           4.50
            65              4.60       4.54           4.26           4.62
            66              4.74       4.67           4.34           4.76
            67              4.88       4.80           4.42           4.91
            68              5.03       4.93           4.50           5.07
            69              5.20       5.08           4.58           5.24
            70              5.38       5.24           4.65           5.42
            71              5.57       5.40           4.73           5.62
            72              5.77       5.57           4.80           5.83
            73              5.99       5.75           4.86           6.07
            74              6.22       5.94           4.92           6.32
            75              6.48       6.13           4.98           6.59
            76              6.75       6.33           5.03           6.88
            77              7.04       6.54           5.08           7.20
            78              7.34       6.75           5.12           7.55
            79              7.67       6.96           5.15           7.93
            80              8.02       7.18           5.18           8.34
            81              8.39       7.39           5.20           8.78
            82              8.79       7.60           5.22           9.27
            83              9.20       7.80           5.24           9.79
            84              9.63       7.99           5.25          10.36
            85             10.07       8.17           5.26          10.98
            86             10.53       8.33           5.26          11.65
            87             10.99       8.49           5.27          12.36
            88             11.45       8.63           5.27          13.13
            89             11.91       8.75           5.27          13.94
            90             12.36       8.87           5.27          14.80
            91             12.80       8.97           5.27          15.70
            92             13.23       9.06           5.27          16.64
            93             13.64       9.13           5.27          17.63
            94             14.05       9.19           5.27          18.66
            95 and over    14.44       9.24           5.27          19.75

These rates are based on the 2000a Individual Annuity Mortality Table for females. Interest is at an annual effective rate of 2.5%. Projection Scale G is used to project mortality after annuitization.

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18.  CLAIMS OF CREDITORS
--------------------------------------------------------------------------------

The Certificate Value and all payments under this certificate will be exempt from the claims of creditors to the extent permitted by law.

--------------------------------------------------------------------------------
19.  ASSIGNMENT
--------------------------------------------------------------------------------

You may assign any or all of your interests in this certificate, except as otherwise provided, without the consent of any person other than an irrevocable Beneficiary. Your interest, any interest of the Annuitant, and of any revocable Beneficiary shall be subject to the terms of the assignment.

We will not be on notice of any assignment unless it is in writing; nor will we be on notice until a duplicate of the original assignment has been filed at our Servicing Office. We assume no responsibility for the validity or sufficiency of any assignment.

If this certificate is issued in a tax qualified plan, this certificate is subject to assignment restrictions for Federal Income Tax purposes. In such event, this certificate shall not be sold, assigned, discounted, or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose, to any person other than us.

--------------------------------------------------------------------------------
20.  MISCELLANEOUS
--------------------------------------------------------------------------------

We will furnish you with any reports required by law.

--------------------------------------------------------------------------------
21.  RIGHT TO MAKE CHANGES
--------------------------------------------------------------------------------

We reserve the right to make certain changes if, in our judgment, they would best serve the interest of the Participants of certificates such as this or would be appropriate in carrying out the purposes of such certificates. Any changes will be made only to the extent and in the manner permitted by applicable laws. We will inform our domiciliary state of the changes and will make any additional filings which may be required in your jurisdiction.

Communications about this certificate may be sent to the Company at its Servicing Office

GROUP ANNUITY CERTIFICATE

Single Premium Modified Guarantee Annuity

Nonparticipating - not eligible for dividends

THIS CERTIFICATE IS A LEGAL CONTRACT BETWEEN THE PARTICIPANT AND THE COMPANY. READ THIS POLICY CAREFULLY.

Amounts payable under this certificate may be subject to a Market Value Adjustment.

Amounts withdrawn under this certificate may be subject to an Early Withdrawal Charge.